EXHIBIT 23.3
LETTER OF CONSENT
Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8
Re: Consent of Independent Petroleum Consultants
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To Whom It May Concern:
We consent to the use of our name and our report with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our report, included and incorporated by reference in the Company's
(i)Annual Report on Form 40-F for the year ended December 31, 2025, including the Annual Information Form included therein; and
(ii)Registration Statement on Form F-10 (File No. 333-289937) filed with the Securities and Exchange Commission.
Yours truly,
GLJ LTD.
SIGNED "TRACY BELLINGHAM"
Tracy Bellingham, P.Eng.
Executive Vice President & COO
Calgary, Alberta, Canada
March 25, 2026

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1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 I teI 403-266-9500 I gIjpc.com